State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 12/06/2016
FILED 12:47 PM 12/06/2016
SR 20166928791 - File Number 6240318

# STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A NON-DELAWARE CORPORATION TO A DELAWARE CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Connecticut.

2.) The jurisdiction immediately prior to filing this Certificate is Connecticut.

3.) The date the Non-Delaware Corporation first formed is April 20, 1959.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Microphase Corporation.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Microphase Corporation.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 9th day of December, A.D. 2016.

By: [signature]

Name: Michael Ghadaksaz
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Title: Chief Executive Officer
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